Exhibit 10.1

AMENDMENT
TO
COURIER CORPORATION
AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

A.            The Courier Corporation Amended and Restated 1993 Stock Incentive Plan (the “Plan”), as recently amended on November 3, 2004, is hereby further amended pursuant to the authority reserved in Section 14 thereof:

1.             Section 12 is hereby amended by deleting the first paragraph thereof in its entirety and substituting therefor the following:

“In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, an equitable or proportionate adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Awards, and in the number of shares for which future Awards may be granted under the Plan.  The Committee shall also make equitable or proportionate adjustments in the number of shares underlying outstanding Options to take into account cash dividends declared and paid by the Company other than in the ordinary course.  Any such adjustment in outstanding Awards shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share, if any, specified in each Stock Option Agreement, Restricted Stock  Agreement or Restricted Stock Unit Agreement shall be correspondingly adjusted.  Notwithstanding the foregoing, no adjustments shall be required if the Committee determines that such action could cause an Option to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or cause any material modification of an Option intended to be an ISO.  Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.”

B.            Except as amended herein, the Plan is confirmed in all other respects.

C.            The effective date of this Amendment is December 7, 2006.